Exhibit 99.1

GLOSSARY OF OIL AND NATURAL GAS TERMS

We have included below the definitions for certain oil and natural gas terms used in this offering circular:

“3-D seismic” Geophysical data that depict the subsurface strata in three dimensions. 3-D seismic typically provides a more detailed and accurate interpretation of the subsurface strata than 2-D, or two dimensional, seismic.

“anticline” An arch-shaped fold in rock in which rock layers are upwardly convex. The oldest rock layers form the core of the fold, and outward from the core progressively younger rocks occur.

“Bbl” One stock tank barrel, or 42 U.S. gallons liquid volume, used in this offering circular in reference to oil and other liquid hydrocarbons.

“Bcf” One billion cubic feet of natural gas.

“behind pipe” Reserves which are expected to be recovered from zones behind casing in existing wells, which require additional completion work or a future recompletion prior to the start of production.

“Boe” Barrels of crude oil equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

“Boepd” Boe per day.

“Bopd” Bbls per day.

“Btu” One British thermal unit.

“completion” The installation of permanent equipment for the production of oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

“development well” A well drilled within the proved area of an oil and gas reservoir to the depth of a stratigraphic horizon known to be productive.

“dry hole” An exploratory or development well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

“exploratory well” A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

“farm-in” An agreement between a participant who brings a property into the venture and another participant who agrees to spend an agreed amount to explore and develop the property and has no right of reimbursement but may gain a vested interest in the venture. A “farm-in” describes the position of the participant who agrees to spend the agreed-upon sum of money to gain a vested interest in the venture.

“field” An area consisting of a single reservoir or multiple reservoirs all grouped on, or related to, the same individual geological structural feature or stratigraphic condition. The field name refers to the surface area, although it may refer to both the surface and the underground productive formations.

“gross wells” Total number of producing wells in which we have an interest.

“held by production” or “HBP” A provision in an oil and gas lease that perpetuates a company’s right to operate a property or concession as long as the property or concession produces a minimum paying quantity of oil or gas.

“Henry Hub” The pricing point for natural gas futures contracts traded on the NYMEX.

“lease operating expenses” The expenses, usually recurring, which pay for operating the wells and equipment on a producing lease.

“LLC” Louisiana Light Sweet crude oil, being a high quality low-sulfur content premium crude oil.

“MBbl” One thousand barrels of oil or other liquid hydrocarbons.

“MBoe” Thousand barrels of crude oil equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

“MBoepd” Thousand barrels of crude oil equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids per day.

“Mcf” One thousand cubic feet of natural gas.

“Mcfpd” Mcf per day.

“MMBbl” One million barrels of oil or other liquid hydrocarbons.

“MMBoe” Million barrels of crude oil equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids.

“MMBtu” One million British Thermal Units.

“MMcf” One million cubic feet of natural gas.

“net acre” Fractional ownership working interest multiplied by gross acres. The number of net acres is the sum of the fractional working interests owned in gross acres expressed as whole numbers and fractions thereof.

“net revenue interest” A share of production after all burdens, such as royalty and overriding royalty, have been deducted from the working interest. It is the percentage of production that each party actually receives.

“net wells” The sum of our fractional interests owned in gross wells.

“NGLs” Natural gas liquids.

“NYMEX” The New York Mercantile Exchange.

“pay” The vertical thickness of an oil and natural gas producing zone. Pay can be measured as either gross pay, including non-productive zones or net pay, including only zones that appear to be productive based upon logs and test data.

“PDP” Proved developed producing.

“PDNP” Proved developed nonproducing.

“plugback” To shut off lower formation in a well bore.

“plugging and abandonment” Refers to the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another or to the surface. Regulations of many states require plugging of abandoned wells.

“possible reserves” Those that may be present but are not probable.

“probable reserves” Those that have a 50% chance of being present but are not proved.

“proved developed reserves” Those proved reserves that can be expected to be recovered through existing wells and facilities and by existing operating methods.

“proved reserves” Estimated quantities that geologic engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

“proved undeveloped reserves” Those proved reserves that are expected to be recovered from future wells and facilities, including future improved recovery projects which are anticipated with a high degree of certainty in reservoirs which have previously shown favorable response to improved recovery projects.

“productive wells” Producing wells and wells capable of production.

“producing well” A well found to be capable of producing either natural gas or oil in sufficient quantities to justify completion as a natural gas or oil well.

“PUD” Proved undeveloped.

“PV-10” The discounted present value of the estimated future gross revenue to be generated from the production of proved oil and gas reserves (using pricing assumptions consistent with, and after deducting estimated abandonment costs to the extent required by, SEC guidelines), net of estimated future development and production costs, before income taxes and without giving effect to non-property related expense, discounted using an annual discount rate of 10% and calculated in a manner consistent with SEC guidelines.

“PV-10—Forward Pricing Case” Present value discounted at 10% of future net revenues of proved reserves at December 31, 2010 based on NYMEX strip pricing for 2010 through 2016 and at 2016 futures prices for all subsequent years. Pricing was adjusted for basis difference and oil gravity.

“recompletion” After the initial completion of a well, the action and techniques of reentering the well and redoing or repairing the original completion to restore the well’s productivity.

“reserve life” A measure of the productive life of an oil and gas property or a group of properties, expressed in years.

“reservoir” A porous and permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

“sand” A geological term for a formation beneath the surface of the earth from which hydrocarbons are produced. Its make-up is sufficiently homogenous to differentiate it from other formations.

“shut-in” To close valves on a well so that it stops producing; said of a well on which the valves are closed.

“stratigraphic trap” A variety of sealed geologic container capable of retaining hydrocarbons, formed by changes in rock type or pinch-outs, unconformities, or sedimentary features such as reefs.

“through-tubing” Pertaining to a range of products, services and techniques designed to be run through, or conducted within, the production tubing of an oil or gas well. The term implies an ability to operate within restricted-diameter tubulars and is often associated with live-well intervention since the tubing is in place.

“trap” A configuration of rocks suitable for containing hydrocarbons and sealed by a relatively impermeable formation through which hydrocarbons will not migrate.

“working interest” The interest in an oil and natural gas property (normally a leasehold interest) that gives the owner the right to drill, produce and conduct operations on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.

“workover” The repair or stimulation of an existing production well for the purpose of restoring, prolonging or enhancing the production of hydrocarbons.

“WTI” West Texas Intermediate crude oil, being light, sweet crude oil with high API gravity and low sulfur content used as a benchmark for U.S. crude oil refining and trading.